As filed with the Securities and Exchange Commission on May 13, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0031917
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7327 Oak Ridge Highway Suite A Knoxville, Tennessee	37931
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s common stock, $0.001 par value per share, to be registered hereunder, reference is made to the information set forth under the heading “Description of the Registrant’s Securities to be Registered” in the Registrant’s registration statement on Form 8-A, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 30, 2014, which information is hereby incorporated by reference.

Item 2. Exhibits.

Under the Instructions to Exhibits with respect to Form 8-A, no exhibits are required to be filed because (A) no other securities of the Registrant are registered on the NYSE MKT LLC and (B) the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 13, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Name: Peter R. Culpepper
Title: Chief Financial Officer & Chief Operating Officer